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                                                                    EXHIBIT 4.1


                     SUBSTITUTION OF SUCCESSOR RIGHTS AGENT
                     AND AMENDMENT NO. 3 TO RIGHTS AGREEMENT



     WHEREAS, as of December 16, 1997, CheckFree Corporation, a Delaware corporation (the "Corporation"), and The Fifth Third Bank ("Fifth Third"), entered into a Rights Agreement (the "Rights Agreement"); and

     WHEREAS, pursuant to Section 21 of the Rights Agreement, the Corporation terminated Fifth Third as Rights Agent under the Rights Agreement effective as of January 28, 2002; and

     WHEREAS, the Corporation has appointed Wells Fargo Bank Minnesota, National Association, a national banking association with its principal place of business at Minneapolis, Minnesota ("Wells Fargo"), as successor Rights Agent under the Rights Agreement, and Wells Fargo has agreed to accept such appointment, as of January 28, 2002;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. SUCCESSOR RIGHTS AGENT. Effective as of January 28, 2002, Wells Fargo shall serve as Rights Agent under the Rights Agreement, as successor to Fifth Third, and from and after that date shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent as of December 16, 1997, without further act or deed. Notices to Wells Fargo with respect to its responsibilities under the Rights Agreement shall be mailed to:

        Wells Fargo Bank Minnesota, National Association
        Attn: Transfer Agent Responsible for CheckFree Corporation 161 North Concord Exchange
        South St. Paul, MN  55075

     2. Wells Fargo and the Corporation hereby agree that from and after January 28, 2002, Section 3(e) of the Rights Agreement shall be amended to read in its entirety as follows:

               "(e) Certificates for Common Shares issued at any time after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

               This certificate also represents Rights that entitle the holder hereof to certain rights as set forth in a Rights Agreement by and between the Corporation and Wells Fargo, as Rights Agent (the "Rights Agreement"), the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation.






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               Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. The Corporation will mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor."

     3. Wells Fargo and the Corporation hereby agree that from and after January 28, 2002, Section 3(f) of the Rights Agreement shall be amended to read its entirety as follows:

               "(f) Certificates for Common Shares issued at any time on or after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                    This certificate does not represent any Right issued
               pursuant to the terms of a Rights Agreement by and between the Corporation and Wells Fargo, as Rights Agent."

     IN WITNESS WHEREOF, Wells Fargo and the Corporation have executed this agreement as of the 25th day of January, 2002.


                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION



                                   /s/ Claudine Anderson
                                   --------------------------------------------
                                   Claudine Anderson, Officer



                                   CHECKFREE CORPORATION



                                   /s/ David E. Mangum
                                   --------------------------------------------
                                   David E. Mangum, Executive Vice President and
                                    Chief Financial Officer









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